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                                                                EXHIBIT 4.6(a)

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                            TRANSCO ENERGY COMPANY,
                                                   Issuer


                                       TO



                             THE BANK OF NEW YORK,
                                                  Trustee




                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 15, 1993


                         ______________________________


                                  $300,000,000

                                       of

                                 11-1/4% Notes
                                    Due 1999


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                 THIS FIRST SUPPLEMENTAL INDENTURE, dated as of the 15th day of
October, 1993, made by and between TRANSCO ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Trustee"), as Trustee.

                                    RECITALS

                 The Company and the Trustee entered into an Indenture dated as of July 1, 1992 (the "Indenture"), providing for the issuance of $300,000,000 aggregate principal amount of the Company's 11-1/4 Notes due 1999.

                 The Company desires to execute and deliver this First Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of modifying Section 1010 of the Indenture.

                 The execution and delivery of this First Supplemental Indenture by the Company and the Trustee has been duly authorized by the Company and a Certified Resolution authorizing the execution of this First Supplemental Indenture has been received by and filed with the Trustee.

                 The execution and delivery of this First Supplemental Indenture by the Company and the Trustee has been consented to by the Holders of at least 51% of the aggregate principal amount of the Outstanding Notes in accordance with Section 902 of the Indenture, which consent was received by the Company pursuant to the terms of a Solicitation Statement dated September 27, 1993 (the "Solicitation Statement").

                 NOW, THEREFORE, WITNESSETH:

                 For and in consideration of the premises and other good and valuable consideration herein contained, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto by their execution hereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                      INCORPORATION OF PREVIOUS DOCUMENTS


Section 101.     Incorporation of Previous Documents.

                 This First Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together and shall have the same effect as though all the





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provisions thereof and hereof were contained in one instrument.  Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 102.     Definitions.

                 Unless otherwise provided herein, the terms used herein shall have the meanings ascribed to such terms in the Indenture.

                                  ARTICLE TWO

                             AMENDMENT TO INDENTURE

Section 201.     Limitation on Restricted Payments.

                 The first paragraph of Section 1010 of the Indenture is hereby amended by inserting the following sentence at the end of such first paragraph and before the beginning of the second paragraph:

                 "Notwithstanding anything to the contrary contained herein, "Restricted Payment" shall not mean or include Preferred Stock (or any options, warrants or rights related thereto) which is exchanged for, or the proceeds of which are used to refinance or refund, any Preferred Stock outstanding on the date of this Indenture (or any extension or renewal thereof), in an aggregate liquidation preference not to exceed the liquidation preference of such Preferred Stock so exchanged, refinanced or refunded and provided such refinancing or refunding Preferred Stock by its terms, or by the terms of any agreement or instrument pursuant to which such Preferred Stock is issued,
                 (x) does not provide for payments of liquidation value at the stated maturity of such Preferred Stock or by way of a sinking fund applicable to such Preferred Stock or by way of any mandatory redemption, retirement or repurchase of such Preferred Stock by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances) prior to the Stated Maturity of the Notes and
                 (y) does not permit redemption or other retirement of such Preferred Stock at the option of the holder thereof prior to the Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Preferred Stock (including pursuant to an offer to purchase made by the Company) which is conditioned upon the change of control of the Company."

Section 202.     Effectiveness.

                 This First Supplemental Indenture shall not become effective unless the Company has made all Consent Payments (as defined in the Solicitation Statement) to Holders entitled to such payments within 30 days following the execution of this First Supplemental Indenture, in accordance with the Solicitation Statement.





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                                 ARTICLE THREE

                                 MISCELLANEOUS

Section 301.     Further Assurances.

                 The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this First Supplemental Indenture and the Indenture.

Section 302.     Counterparts.

                 This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 303.     Effect of Headings.

                 The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 304.     Governing Law.

                 This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 305.     Successors and Assigns.

                 All covenants and agreements of the Company in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this First Supplemental Indenture shall bind its successor and assigns, whether so expressed or not.

Section 306.     Separability Clause.

                 In case any provision of this First Supplemental Indenture should be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 307.     Indenture Remains in Full Force and Effect.

                 Except to the extent amended hereby or in connection herewith, all terms, provisions and conditions of the Indenture and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance





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with their respective terms.  Except as specifically modified herein, the
Indenture remains unchanged and in full force and effect.

Section 308.     Conflict with Trust Indenture Act.

                 If any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          TRANSCO ENERGY COMPANY


                                          By: /s/ R. SCOTT AMANN
                                              Name:     R. Scott Amann
                                              Title:    Vice President - Finance

(Corporate Seal)

ATTEST:

/S/ MOLLY S. WILLIAMS
Name:    Molly S. Williams
Title:   Assistant Secretary


                                          THE BANK OF NEW YORK, as Trustee


                                          By: /s/ ROBERT F. MCINTYRE
                                              Name:    Robert F. McIntyre
                                              Title:   Assistant Vice President
(Corporate Seal)

ATTEST:

/s/ MARIE E. TRIMBOLI
Name:    Marie E. Trimboli
Title:   Assistant Treasurer





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STATE OF TEXAS          )
                        )   ss.:
COUNTY OF HARRIS        )


         On the 27th day of October, 1993, before me personally came R. Scott Amann, to me known, who being by me duly sworn, did depose and say that he is a Vice President of TRANSCO ENERGY COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                   /s/ C. ANANKA KOHNITZ
                                                   Notary Public





STATE OF NEW YORK       )
                        )   ss.:
COUNTY OF NEW YORK      )


         On the 29th day of October, 1993, before me personally came Robert F. McIntyre, to me known, who being by me duly sworn, did depose and say that he is an Assistant Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                   /s/ EDWARD SOUTER
                                                   Notary Public





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